Exhibit 10.4
FORM OF
EVERUS CONSTRUCTION GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN
ARTICLE I
Establishment, Purpose and Duration
1.1    Purpose of the Plan. The purpose of the Everus Construction Group, Inc. Long-Term Performance-Based Incentive Plan (hereinafter referred to as the “Plan”) is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders and customers. The Plan permits the grant of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other awards.
The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.
1.2    Duration of the Plan. The Plan became effective on the date on which the Spin-Off occurred (the “Effective Date”). Prior to the Effective Date, this Plan was approved by the Board and by MDU Resources Group, Inc. as the sole shareholder of the Company. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 13, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.
ARTICLE II
Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:
2.1    “Assumed Spin-Off Award” means an award granted to certain employees and non-employee directors of the Company, MDU Resources Group, Inc. and their respective subsidiaries under an equity compensation plan maintained by MDU Resources Group, Inc., which is assumed by the Company in connection with the Spin-Off pursuant to the terms of the Employee Matters Agreement.
2.2    “Award” means, individually or collectively, a grant under the Plan of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or any other type of award permitted under Article 8 or an Assumed Spin-Off Award.
2.3    “Award Agreement” means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.
2.4    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5    A “Change in Control” shall mean:
(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation= pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.5; or
(b)    Individuals who, as of the Effective Date constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
For avoidance of doubt, unless otherwise determined by the Board, the sale of a subsidiary, operating entity or business unit of the Company shall not constitute a Change in Control for purposes of this Agreement.
2.6    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.7    “Committee” means the Committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.
2.8    “Company” means Everus Construction Group, Inc., a Delaware corporation, or any successor thereto as provided in Article 16.
2.9    “Director” means any individual who is a member of the Board of Directors of the Company.
2.10    “Disability” means “permanent and total disability” as defined under Section 22(e)(3)of the Code.
2.11    “Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares, whether deliverable in the form of cash or additional Shares.
2.12    “Effective Date” has the meaning set forth in Section 1.2.
2.13    “Eligible Individual” means non-employee director, Employee or consultants of the Company or any of its Subsidiaries, and any prospective non-employee Director, Employee or consultant who has accepted an offer of employment or consultancy from the Company or any of its Subsidiaries.
2.14    “Employee” means any full-time or regularly scheduled part-time employee of the Company or of the Company’s Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party. For purposes of the Plan, transfer of employment of an Employee between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.
2.15    “Employee Matters Agreement” means the Employee Matters Agreement entered into between the Company and MDU Resources Group, Inc. in connection with the Spin-Off.
2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.17    “Fair Market Value” means, with respect to a Share and except as otherwise provided by the Award Agreement, the average of the high and low sale prices as reported in the consolidated transaction reporting system or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported or in the event that there shall be no public market on the relevant date, the fair market value as determined by the Committee.
2.18    “Full Value Award” means an Award pursuant to which Shares may be issued.
2.19    “Participant” means any Eligible Individual who is selected by the Committee to receive an Award under the Plan or who receives an Assumed Spin-Off Award.
2.20    “Performance Goals” means the performance goals established by the Committee, which may be based on one or more of the following measures or other measures selected by the Committee: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, cash flow from operations (dollar target or as % of revenue), gross margin or gross profit (dollar target or as % of revenue), operations and maintenance expense (dollar target or as % of revenue), general and administrative expense (dollar target or as % of revenue), total operating expense (dollar target or as % of revenue), operating income (dollar target or as % of revenue), pretax income (dollar target or as % of revenue), earnings before interest, taxes, depreciation and amortization or “EBITDA” (dollar target or as % of revenue), earnings before interest and taxes or “EBIT” (dollar target or as % of revenue), gross income, net income, cash flow, earnings, return on equity, return on invested capital, return on assets, return on net assets, working capital as percentage of revenue, days sales outstanding/accounts receivable turnover, current ratio, capital efficiency, operating ratios, stock price, enterprise value, company value, asset value growth, net asset value, shareholders’ equity, dividends, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, safety, sustainability, profit returns and margins, financial return ratios, and market performance. Performance goals may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination thereof. Performance goals may reflect absolute entity or individual performance or a relative comparison of entity or individual performance to the performance of a peer group of entities or other external measure.

2.21    “Performance Share” means an Award granted to an Employee, as described in Article 7.
2.22    “Performance Unit” means an Award granted to an Employee, as described in Article 7.
2.23    “Period of Restriction” means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 6.
2.24    “Person” has the meaning set forth in Section 2.5(a).
2.25    “Plan” has the meaning set forth in Section 1.1.
2.26    “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 6.
2.27    “Restricted Stock Unit” means an Award of Shares granted to a Participant pursuant to Article 7.
2.28    “Separation from Service” has the meaning set forth in Article 20.
2.29    “Shares” means the shares of common stock of the Company.
2.30    “Spin-Off” means the distribution of all of the outstanding Shares to the stockholders of MDU Resources Group, Inc. in 2024, pursuant to the Separation and Distribution Agreement between the Company and MDU Resources Group, Inc entered into in connection with such distribution.
2.31    “Subsidiary” means any corporation that is a “subsidiary corporation” of the Company as that term is defined in Section 424(f) of the Code.
ARTICLE III
Administration
3.1    The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.
3.2    Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 13) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.
3.3    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.
3.4    Approval. The Board or the Committee shall approve all Awards made under the Plan and all elections made by Participants, prior to their effective date, to the extent necessary to comply with Rule 16b-3 under the Exchange Act.
3.5    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.
3.6    Costs. The Company shall pay all costs of administration of the Plan.
ARTICLE IV
Shares Subject to the Plan
4.1    Number of Shares. Subject to Section 4.2, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 3,000,000 which includes Shares subject to the Assumed Spin-Off Awards. Shares underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares withheld from an Award to satisfy tax withholding obligations shall be counted as Shares issued pursuant to an Award under the Plan. Shares that are potentially deliverable under an Award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan.
Shares issued pursuant to the Plan may be (i) authorized but unissued Shares of Common Stock, (ii) treasury shares, or (iii) shares purchased on the open market.
4.2    Adjustments in Authorized Shares. In the event of any equity restructuring such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan, (ii) in the individual limitations set forth in Section 4.3 and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, price of Shares subject to outstanding Awards, any Performance Goals relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.2. Adjustments made by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.
4.3    Individual Limitations. Subject to Section 4.2, (i) the total maximum number of Shares that may be subject to Awards granted in any calendar year to any Participant (other than a non-employee Director) shall not exceed 500,000 Shares; (ii) the total maximum value of cash Awards that may be granted pursuant to Article 8 in any calendar year to any Participant shall not exceed $6,000,000; and (iii) the maximum value of Shares that may be granted pursuant to Awards to any non-employee Director in any calendar year shall be equal to $350,000 as of the applicable date of grant. None of the foregoing individual limitations set forth in this Section 4.3 shall apply to Assumed Spin-Off Awards.
ARTICLE V
Eligibility and Participation
5.1    Eligibility. Eligible Individuals shall be eligible to participate in the Plan.
5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award.
ARTICLE VI
Restricted Stock
6.1    Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Eligible Individuals at any time and from time to time, as shall be determined by the Committee.
The Committee shall have complete discretion in determining the number of shares of Restricted Stock granted to each Participant (subject to Article 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Restricted Stock.
In addition, the Committee may condition the grant or vesting, as applicable, of Restricted Stock upon the attainment of the Performance Goals selected by the Committee.
6.2    Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period or Periods of Restriction, the number of Restricted Stock Shares granted and such other provisions as the Committee shall determine.
6.3    Transferability. Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.
6.4    Certificate Legend. Each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend substantially as follows:
(i)    The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in Everus Construction Group, Inc. Long-Term Performance-Based Incentive Plan and in a Restricted Stock Award Agreement. A copy of such Plan and such Agreement may be obtained from Everus Construction Group, Inc.
(ii)    The Company shall have the right to retain the certificates representing Restricted Stock in the Company’s possession until such time as all restrictions applicable to such Shares have been satisfied.
6.5    Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to have the legend referred to in Section 6.4 removed from his or her stock certificate.
6.6    Voting Rights. During the Period of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.
6.7    Dividends and Other Distributions. Subject to the Committee’s right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant within forty-five (45) days following the full vesting of the Restricted Stock with respect to which such distributions were made.
6.8    Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to vest in unvested Restricted Stock upon termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock or among Participants and may reflect distinctions based on the reasons for termination of employment.

ARTICLE VII
Restricted Stock Units, Performance
Units and Performance Shares
7.1    Grant of Restricted Stock Units, Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Restricted Stock Units, Performance Units and/or Performance Shares may be granted to an Eligible Individual at any time and from time to time, as shall be determined by the Committee.
The Committee shall have complete discretion in determining the number of Restricted Stock Units, Performance Units and/or Performance Shares granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.
7.2    Restricted Stock Units/Performance Unit/Performance Share Award Agreement. Each grant of Restricted Stock Units, Performance Units and/or Performance Shares shall be evidenced by a Restricted Stock Unit, Performance Unit and/or Performance Share Award Agreement that shall specify the number of Restricted Share Units, Performance Units and/or Performance Shares granted, the initial value (if applicable), the vesting conditions which may be time-based or performance based and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.
7.3    Value of Restricted Stock Units, Performance Units/Performance Shares. Each Restricted Stock Unit or Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee may set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants. The time period during which the Performance Goals must be met shall be called a “Performance Period.”
7.4    Earning of Performance Units/Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
7.5    Form and Timing of Payment of Restricted Stock Units/Performance Units/Performance Shares. Except as provided in the Award Agreement, payment of a Restricted Stock Unit shall be made as soon as administratively practicable following the date on which such Restricted Stock Unit becomes vested and may be made in the discretion of the Committee, in cash or in Shares (or a combination thereof). Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in cash or in Shares (or in a combination thereof). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

7.6    Termination of Employment. Each Restricted Stock Unit/Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Restricted Stock Unit/Performance Unit/Performance Share payment on or following termination of the Participant’s employment with the Company and its Subsidiaries during a Performance Period or other vesting period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock Units/Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination of employment.
7.7    Transferability. Except as otherwise determined by the Committee and set forth in the Restricted Stock Unit/Performance Unit/Performance Share Award Agreement, Restricted Stock Unit/Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a Participant’s rights with respect to Restricted Stock Units/Performance Units/Performance Shares granted under the Plan shall be available during the Participant’s lifetime only to such Participant or the Participant’s legal representative.
ARTICLE VIII
Other Awards
The Committee shall have the right to grant other Awards which may include, without limitation, the grant of fully vested Shares (subject to Article 15), the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash, the payment of cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.
ARTICLE IX
Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

ARTICLE X
Deferrals
The Committee may permit a Participant to defer the Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.
ARTICLE XI
Rights of Employees
11.1    Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or services at any time, for any reason or no reason in the Company’s sole discretion, nor confer upon any Participant any right to continue in the employ of the Company or any right to be retained as a service provider of the Company or any Subsidiary in any capacity.
11.2    Participation. No Eligible Participant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.
ARTICLE XII
Change in Control
12.1    Impact of Change in Control. Upon the occurrence of a Change in Control unless otherwise provided in the applicable Award Agreement, each outstanding Award shall vest in full (provided that the treatment of any performance goals applicable to the Award will be determined in accordance with the terms of the applicable Award Agreement), except that such vesting shall not apply to the extent that another award meeting the requirements of Section 12.2 (any award meeting the requirements of Section 12.2, a “Replacement Award”) is provided to the Participant to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”).
12.2    Replacement Awards. An award shall meet the conditions of this Section 12.2 (and therefore qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (except that for any Replaced Award that is performance-based, the award may be subject solely to time-based vesting and the applicable performance goals shall be treated in accordance with the terms of the applicable Award Agreement); (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion; (iii) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to time-based vesting (including with respect to a termination of employment) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 12.2 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
12.3    Adjustment Provisions. In the event of Change in Control, the Committee may determine that (a) outstanding Awards that become vested pursuant to Section 12.1 may be cancelled in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion; or (b) outstanding Awards may be replaced with Replacement Awards in accordance with Section 12.2.
ARTICLE XIII
Amendment, Modification and Termination
13.1    Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part; provided that no amendment shall be made which shall increase the total number of Shares that may be issued under the Plan, materially modify the requirements for participation in the Plan, or materially increase the benefits accruing to Participants under the Plan, in each case unless such amendment is approved by the stockholders to the extent such approval is required by the listing standards of the New York Stock Exchange.
13.2    Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law (including Section 409A, applicable New York Stock Exchange listing standards or accounting rules) and except as otherwise provided herein.
ARTICLE XIV
Withholding
14.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to an Award made under the Plan.
14.2    Share Withholding. Unless otherwise determined by the Committee, with respect to withholding required upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering previously owned Shares or by having the Company withhold Shares having a value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction, in each case, in accordance with such procedures as the Committee establishes. All elections shall be irrevocable, made in writing and signed by the Participant.
ARTICLE XV
Minimum Vesting
Notwithstanding any other provision of the Plan to the contrary, (a) the minimum vesting period for Full Value Awards must be at least one year (vesting may occur ratably each month, quarter or anniversary of the grant date over such vesting period); and (b) the Committee shall not have discretion to accelerate vesting of Full Value Awards except in the event of a Change in Control or similar transaction, or the death, disability, or termination of employment of a Participant; provided, however, that (i) the Committee may grant a “de minimis” number of Full Value Awards that do not comply with the foregoing minimum vesting standards and (ii) may grant Awards to non-employee Directors that are fully vested. For this purpose “de minimis” means 5% Shares available for issuance as Full Value Awards under the Plan, subject to adjustment under Section 4.2. For purposes of clarity, the minimum vesting periods set forth in this Section 15 shall not apply to Assumed Spin-Off Awards.
ARTICLE XVI
Assumed Spin-Off Awards
Notwithstanding anything in this Plan to the contrary, each Assumed Spin-Off Award shall be subject to the terms and conditions of the equity compensation plan and award agreement to which such Award was subject immediately prior to the Spin-Off, subject to the adjustment of such Award by the Compensation Committee of MDU Resources Group, Inc. and the terms of the Employee Matters Agreement; provided that, following the date of the Spin-Off, each such Award shall relate solely to Shares and shall be administered by the Committee in accordance with the administrative procedures in effect under this Plan.
ARTICLE XVII
Successors
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE XVIII
Legal Construction
18.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.
18.2    Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan,

and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
18.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
18.4    Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware.
ARTICLE XIX
Accounting Restatements
This Article 19 shall apply to Awards granted to all Participants in the Plan. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws, the Company or the Committee may, or shall if required, take action to recover incentive-based compensation from specific executive officers in accordance with the Company’s guidelines or policies, as they may be amended or substituted from time to time, and in accordance with applicable law and applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.
ARTICLE XX
Section 409A Compliance
This Plan and the Awards hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that otherwise would be payable by reason of a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service or any earlier date permitted by Section 409A of the Code. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.